UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2020

Commission File Number	Exact Name of Registrant; State of Incorporation; Address and Telephone Number of Principal Executive Offices	I.R.S. Employer Identification No.
001-32871	COMCAST CORPORATION PENNSYLVANIA One Comcast Center Philadelphia, PA 19103-2838 (215) 286-1700	27-0000798

001-36438	NBCUNIVERSAL MEDIA, LLC	14-1682529
DELAWARE 30 Rockefeller Plaza New York, NY 10112-0015 (212) 664-4444

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Comcast Corporation:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	CMCSA	NASDAQ Global Select Market
2.0% Exchangeable Subordinated Debentures due 2029	CCZ	New York Stock Exchange
5.50% Notes due 2029	CCGBP29	New York Stock Exchange
9.455% Guaranteed Notes due 2022	CMCSA/22	New York Stock Exchange
NBCUniversal Media, LLC: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Comcast Corporation	☐
NBCUniversal Media, LLC	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Comcast Corporation	☐
NBCUniversal Media, LLC	☐

Item 7.01	Regulation FD Disclosure
On February 5, 2020, Comcast Corporation notified The Bank of New York Mellon, as trustee, that it will redeem its $2 billion aggregate principal amount of 3.45% Notes due October 1, 2021 (the “3.45% Notes”) in full at the redemption price calculated in accordance with the indenture governing such 3.45% Notes, plus accrued and unpaid interest. The redemption date for the 3.45% Notes will be February 21, 2020.
In addition, on February 5, 2020, NBCUniversal Media, LLC notified The Bank of New York Mellon, as trustee, that it will redeem its $2 billion aggregate principal amount of 4.375% Notes due April 1, 2021 (the “4.375% Notes”) in full at the redemption price calculated in accordance with the indenture governing such 4.375% Notes, plus accrued and unpaid interest. The redemption date for the 4.375% Notes will be March 6, 2020.
This Current Report on Form
8-K
is not a notice of redemption for either the 3.45% Notes or the 4.375% Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: February 5, 2020	By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

NBCUNIVERSAL MEDIA, LLC

Date: February 5, 2020	By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Senior Vice President